SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of the Report:  January 18, 1996             Commission file number 1-5805
                     ----------------                                    ------


                         CHEMICAL BANKING CORPORATION
                         ----------------------------
              (Exact name of registrant as specified in its charter)



     Delaware                                              13-2624428
------------------                                      -----------------
(State or other jurisdiction                            (I.R.S. Employer
 of incorporation)                                      Identification No.)



270 Park Avenue, New York, NY                                 10017
-----------------------------                             --------------
(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code (212) 270-6000
                                                    -------------

Item 5.  Other Events
---------------------


1. Chemical Banking Corporation (the "Corporation") announced on January 16, 1996, that its full year 1995 net income was $1,805 million, an increase of 25 percent from 1994 net income on a comparable basis of $1,446 million. Primary earnings per share were $6.73, up 29 percent from $5.20 in 1994. Fully diluted earnings per share increased 26 percent to $6.47, compared with $5.13 in 1994. The 1994 results exclude a restructuring charge of $260 million ($152 million after-tax). Including the restructuring charge, net income for 1995 was up 39 percent from $1,294 million in 1994, with primary earnings per share up 46 percent from $4.60, and up 43 percent on a fully diluted basis from $4.54 per share.

     The Corporation's 1995 fourth quarter net income was $490 million, an increase of 48 percent from net income on a comparable basis of $331 million for the same period a year ago. Primary earnings per share in the 1995 fourth quarter increased 48 percent to $1.81 per share, compared with $1.22 per share in the fourth quarter of 1994. Fully diluted earnings per share for the 1995 fourth quarter were $1.81, compared with $1.20 in the prior year period. Including the 1994 restructuring charge, the Corporation's 1995 fourth quarter net income rose 174 percent from $179 million, and both primary and fully diluted earnings per share increased 197 percent from $.61 per share.


     A copy of the Corporation's Press Release announcing the results of operations for the 1995 fourth quarter is incorporated herein.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------


The following exhibits are filed with this Report:



        Exhibit Number                   Description
        --------------                   -----------
            99.1                         Press Release -
                                         1995 Fourth Quarter Earnings.

                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                                 CHEMICAL BANKING CORPORATION
                                                        (Registrant)



Dated January 18, 1996                         by /s/ JOSEPH L. SCLAFANI
----------------------------                     -------------------------
                                                      Joseph L. Sclafani
                                                         Controller
                                                 [Principal Accounting Officer]

                                 EXHIBIT INDEX




Exhibit Number       Description                         Page at Which Located
--------------       -----------                         ---------------------
    99.1             Press Release - 1995 Fourth
                     Quarter Earnings                              5